UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: October 18, 2006

WWA GROUP, INC.

(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

000-26927 (Commission File Number)	77-0443643 (IRS Employer Identification Number)

Eric Montandon, Chief Executive Officer
2465 West 12th Street, Suite 2 Tempe, Arizona 85281
(Address of principal executive offices)

(480) 505-0070
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02        DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(d)     Effective October 18, 2006 Chris Bettinson was appointed to the board of directors of WWA Group, Inc. (“Company”), to serve until the Company’s next Annual Meeting of Stockholders.

Mr.     Bettinson graduated from the Cardiff College of Engineering with a degree in mechanical engineering and a degree in engineering studies. He has over 25 years experience working as a mechanical engineer, manager and product distributor throughout Europe, the Middle East and North Africa. Before joining the Company as the General Manager of World Wide Auctioneers, Ltd. in Dubai, Mr. Bettinson was employed as the Business Director of African/Middle East Territories for Case International headquartered in Paris, France. He was responsible, in varying capacities, for the operation of that company’s construction distributors and dealer network throughout Africa and Middle East from 1994 until 2006.

The appointment of Mr. Bettinson to the Company’s board of directors was not based on any prior understanding or arrangement. The Company has entered into an employment agreement with Mr. Bettinson in connection with his responsibilities with World Wide Auctioneers, Ltd. Dubai. The Company has not at this time determined whether Mr. Bettinson will serve on any standing committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized

By: /s/ Eric Montandon                                                     October 27, 2006

Name: Eric Montandon

Title: Chief Executive Officer

2